UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2004

AMERICAN SKIING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13057	04-3373730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060

(Address of principal executive offices)

Registrant’s telephone number, including area code: (435) 615-0340

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 26, 2004, American Skiing Company (the “Company”) issued a press release announcing its financial results for the 2004 fiscal year and fourth quarter ended July 25, 2004.  The press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of American Skiing Company whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 8.01. Other Events.

On October 26, 2004, the Company also announced in its press release that it will delay the filing of its Annual Report on Form 10-K for the year ended July 25, 2004 with the Securities and Exchange Commission (the “SEC”) and filed a Form 12b-25 with the SEC.

The Company has substantially completed work on its Form 10-K for the fiscal year ended July 25, 2004.  On October 25, 2004, the Company’s independent registered public accounting firm, KPMG LLP, advised the Company that it would be unable to deliver its audit report on the Company’s consolidated financial statements for the year ended July 25, 2004 because it had not completed its assessment as to whether substantial doubt exists about the Company’s ability to continue as a going concern.  Specifically, KPMG is continuing to assess the facts and circumstances surrounding the Company’s 10.5% Repriced Convertible Exchangeable Preferred Stock (the “Series A Preferred Stock”).  As the Company has previously disclosed, under the terms of the Series A Preferred Stock, the Company was required to redeem the Series A Preferred Stock on November 12, 2002 to the extent that it had legally available funds to effect such redemption.  Prior to and since the November 12, 2002 redemption date of the Series A Preferred Stock, based upon all relevant factors, the Company’s Board of Directors has determined that legally available funds do not exist for the redemption of any shares of Series A Preferred Stock.  Because the holder of the Series A Preferred Stock has made a demand for redemption and has not agreed to extend the redemption date of the Series A Preferred Stock, KPMG has advised the Company that it needs additional time and information to complete its assessment.

As previously disclosed, the Company is in the process of refinancing its existing senior secured credit facility and its senior subordinated notes.  As part of this refinancing, the Company entered into an agreement with the holder of the Series A Preferred Stock under which the Company has agreed to issue, and the holder has agreed to accept, new junior subordinated notes in exchange for the Series A Preferred Stock.  The exchange of the Series A Preferred Stock for the new junior subordinated notes is subject to the consummation of the refinancing.

The Company expects to file its Form 10-K for the fiscal year ended July 25, 2004 within 15 calendar days.  The Company has attached as Exhibit 99.2 to this report the Company’s unaudited consolidated financial statements, including management’s discussion and analysis of financial condition and results of operations, for the fiscal year ended July 25, 2004 and other information that is required to be included in a Form 10-K.    The unaudited consolidated financial statements and other information included in Exhibit 99.2  are not final and do not address any impact that could or would result from a decision by KPMG LLP to include an explanatory paragraph in its audit opinion related to a going concern issue and, accordingly, the unaudited consolidated financial statements and the other information included in Exhibit 99.2 are subject to further change.

Item 9.01. Financial Statements and Exhibits

(c)   Exhibits

Exhibit	Description

99.1

Press release of the Company dated October 26, 2004 announcing its financial results for the 2004 fiscal year and fourth quarter ended July 25, 2004, and the delay of filing of its Annual Report on Form 10-K for the year ended July 25, 2004 with the SEC.

99.2	Annual unaudited financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2004	American Skiing Company

	By:	/s/ Foster A. Stewart, Jr.
		Name:	Foster A. Stewart, Jr.
		Title:	Senior Vice President and
General Counsel

INDEX TO EXHIBITS

Exhibit	Description

99.1

Press release of the Company dated October 26, 2004 announcing its financial results for the 2004 fiscal year and fourth quarter ended July 25, 2004, and the delay of filing of its Annual Report on Form 10-K for the year ended July 25, 2004 with the SEC.

99.2	Annual unaudited financial information.